                                                                    Exhibit 23.3

                         Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (Form S-8 No. File Nos. 333-54042, 333-45732, 333-39860, 333-36640, 333-36618,
33-50860, 33-50862, 33-50864, 33-57734, 33-78804, 33-92312, 33-95288, 333-22631,
333-26857, 333-28745, 333-28675, 333-40671, 333-46259, 333-78553, 333-78551,
333-60764, 333-53705, 333-87984 and 333-53707) pertaining to various stock option plans of ePresence, Inc. of our report dated August 30, 2002, with respect to the consolidated financial statements and schedule of ePresence, Inc. in this Annual Report (Form 10-K/A) for year ended December 31, 2001.

/s/ Ernst & Young LLP
September 18, 2002
Boston, Massachusetts